Exhibit 99.1

      Gartner Reports Fourth Quarter and Full Year 2006 Results

                 Record Contract Value of $640 Million

          Expects 2007 Revenue to Increase between 8 and 11%


    STAMFORD, Conn.--(BUSINESS WIRE)--Feb. 6, 2007--Gartner, Inc.
(NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for the fourth quarter and year ended December 31, 2006.

    Fourth Quarter 2006 Results

    Total revenue for the 2006 fourth quarter increased 5% to $304 million. Research contract value ended the quarter at $640 million, an increase of 8% over the same quarter last year. Normalized EBITDA was $52 million. GAAP EPS was $0.20 and normalized EPS was $0.22 for the 2006 fourth quarter. Normalized EPS excludes the following pre-tax items: a $4.9 million non-cash charge related to stock-based compensation under SFAS123(R); and a $0.4 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See "Non-GAAP Financial Measures" for a further discussion of normalized EBITDA and normalized EPS.

    Excluding the effect of foreign currency, total revenue and research contract value for the 2006 fourth quarter increased approximately 3% and 11%, respectively, over the same quarter last year.

    Full Year 2006 Results

    Total revenue for 2006 increased 7% to $1,060 million. Normalized EBITDA was $156 million, up 48% from last year. GAAP EPS was $0.50 and normalized EPS was $0.67 for the year. Normalized EPS excludes the following pre-tax items: $16.7 million non-cash charge related to stock-based compensation under SFAS123(R); $1.5 million charge related to the integration activities associated with the Company's acquisition of META; and $10.6 million non-cash charge for the amortization of intangible assets acquired in the META acquisition. See "Non-GAAP Financial Measures" below for a further discussion of normalized EBITDA and normalized EPS.

    Business Segment Highlights

    Research. Research revenue was $152 million for the 2006 fourth quarter and $571 million for the year, increases of 16% and 9%, respectively, as compared to the same periods in 2005. At December 31, 2006, Research contract value was $640 million, up from $593 million at December 31, 2005. This represents the highest reported contract value in the Company's history. Client and wallet retention rates for the 2006 fourth quarter were 81% and 96%, respectively.

    Consulting. Consulting revenue was $76 million for the 2006 fourth quarter and $305 million for the year as compared to $85 million and $301 million for the same periods a year ago. Utilization averaged 61% during the fourth quarter and 64% for the year. The average annualized revenue per billable headcount is approximately $370,000. Billable headcount was 518 as of December 31, 2006, a slight decline from 525 at the end of 2005. Consulting backlog was $110 million at December 31, 2006.

    Events. Events revenue was $72 million for the fourth quarter of 2006 and $169 million for the year, up 4% and 12% from the same periods in 2005. The Company held 74 events in 2006 as compared to 70 in 2005, with over 41,000 worldwide attendees in 2006, a 16% increase compared to 2005.

    Gene Hall, Gartner's chief executive officer, said, "Our results for 2006 reflect the continued successful execution of our strategy to grow the research business and improve margins, with revenue and contract value finishing at all time highs The company has now delivered 12 consecutive quarters of contract value growth. Our normalized EBITDA increased almost 50% over 2005. We will further increase our momentum in 2007 with the continued enhancement of our products, improvements in client service, and continued growth of our sales organization."

    Share Repurchase Program

    During the fourth quarter in 2006, Gartner repurchased 885,900 shares of its common stock at a cost of $17.2 million. As of December 31, 2006, the Company has repurchased a total of 5.4 million shares at an aggregate cost of $80.3 million under the $100 million share repurchase program authorized in October 2005. In addition, Gartner purchased 10.4 million shares directly from Silver Lake Partners in December at a total cost of $200 million.

    Gartner also announced that its board of directors has authorized up to $200 million for the repurchase of Company stock. This program will replace the prior $100 million share repurchase program previously authorized. Repurchases will be made from time-to-time through open market purchases and are subject to the availability of stock, prevailing market conditions, the trading price of the stock, the Company's financial performance and other conditions. The program will be funded from cash flow from operations and possible borrowings under the Company's existing credit facility.

    Cash Flow and Capital Expenditures

    Net cash from operations for the fourth quarter of 2006 totaled $31 million, compared to $0 a year ago. For the full year, net cash from operations totaled $106 million, compared to $27 million in 2005. Capital expenditures were $8 million in the quarter and $21 million for the full year. In 2006 free cash flow was $85 million compared to $5 million in 2005.

    Business Outlook

    Gartner also provided its outlook for 2007. For the full year, the Company is targeting total revenue of approximately $1,150 to $1,177 million. By segment, for the full year 2007 the Company is targeting Research revenue of approximately $635 million to $645 million, Consulting revenue of approximately $317 million to $327 million, Events revenue of approximately $188 million to $193 million, and other revenue of approximately $10 million to $12 million.

    Based on above revenue outlook, the Company is targeting normalized EBITDA for the full year 2007 of $189 to $199 million, or an increase of 21 to 28 percent. In 2007, the Company is projecting $24- $26 million of pre-tax expense related to SFAS 123(R). Gartner is projecting GAAP EPS of $0.68 to $0.75. The Company expects cash flow from operations of $135 to $150 million.

    Conference Call and Investor Day Information

    Gartner has scheduled a conference call at 10 a.m. ET today, Tuesday, February 6, 2007, to discuss the Company's financial results. The conference call will be available via the Internet by accessing the Company's web site at http://investor.gartner.com. A replay of the webcast will be available for 30 days following the call.

    The Company will also host an Investor Day conference on Thursday, March 8, 2007 at Cipriani in New York City. The conference will begin at 8:30 a.m EST and will conclude at approximately 1:00 p.m. EST.
Registration is required. Please contact Germaine Scott at 203-316-3411 for further information.

    About Gartner

    Gartner, Inc. (NYSE: IT) delivers the technology-related insight necessary for our clients to make the right decisions, every day. Gartner serves 10,000 organizations, including chief information officers and other senior IT executives in corporations and government agencies, as well as technology companies and the investment community. The Company consists of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 3,700 associates, including 1,200 research analysts and consultants in 75 countries worldwide. For more information, visit gartner.com.

    Non-GAAP Financial Measures

    Investors are cautioned that normalized EBITDA and normalized EPS information contained in this press release are not financial measures under generally accepted accounting principles (GAAP). In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's current financial performance and the Company's prospects for the future. We believe normalized EBITDA and normalized EPS are important measures of our recurring operations as they exclude items that may not be indicative of our core operating results and calculate earnings per share in a manner consistent with prior periods. Normalized EBITDA is based on operating income, excluding impact of SFAS 123(R), depreciation and amortization, goodwill impairments, and other charges. Normalized EPS is based on net income (loss) excluding other charges, impact of SFAS 123(R), non-cash charges, goodwill impairments, amortization of acquired intangible assets, and gains and losses on investments. See "Supplemental Information" at the end of this release for reconciliation of GAAP EBITDA and EPS to normalized EBITDA and EPS.

    Safe Harbor Statement

    Statements contained in this press release regarding the growth and prospects of the business, the Company's full year 2007 financial results, future restructuring charges, acquisition of META Group, Inc. and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: the Company's ability to expand or even retain the Company's customer base; the Company's ability to grow or even sustain revenue from individual customers; the Company's ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth; the Company's ability to pay the Company's debt obligations; the Company's ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the Company's ability to carry out the Company's strategic initiatives and manage associated costs; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on the Company's businesses and operations; and other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission. These filings can be found on Gartner's Web site at www.investor.gartner.com and the SEC's Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.


                            GARTNER, INC.
           Condensed Consolidated Statements of Operations
         (Unaudited; in thousands, except per share amounts)


                     Three Months Ended       Twelve Months Ended
                        December 31,             December 31,
                       2006      2005           2006       2005
                     --------- ---------     ----------- ---------
 Revenues:
    Research         $151,678  $131,015  16% $  571,217  $523,033   9%
    Consulting         76,173    85,225 -11%    305,231   301,074   1%
    Events             72,229    69,136   4%    169,434   151,339  12%
    Other               3,859     3,924  -2%     14,439    13,558   6%
                     --------- ---------     ----------- ---------
 Total revenues       303,939   289,300   5%  1,060,321   989,004   7%
 Costs and expenses:
    Cost of services
     and product
     development (1)  146,439   138,712   6%    505,330   486,611   4%
    Selling, general
     and
     administrative
     (1)              110,112   108,649   1%    416,094   397,252   5%
    Depreciation        5,846     6,786 -14%     23,444    25,502  -8%
    Amortization of
     intangibles          470     3,377 -86%     10,753    10,226    U
    META integration
     charges                -     1,337    F      1,450    14,956    F
    Other charges           -       697    F          -    29,177    F
                     --------- ---------     ----------- ---------
 Total costs and
  expenses            262,867   259,558   1%    957,071   963,724  -1%
                     --------- ---------     ----------- ---------
 Operating income      41,072    29,742    F    103,250    25,280    F
 Loss from
  investments, net          -      (502)   F          -    (5,841)   F
 Interest expense,
  net                  (3,891)   (3,289)-18%    (16,581)  (11,072)-50%
 Other income
  (expense), net          265      (398)   F       (797)   (2,929) 73%
                     --------- ---------     ----------- ---------
 Income before
  income taxes         37,446    25,553  47%     85,872     5,438    F
 Provision for
  income taxes         14,873    10,743  38%     27,677     7,875    U
                     --------- ---------     ----------- ---------
 Net income (loss)   $ 22,573  $ 14,810  52% $   58,195  $ (2,437)   F
                     ========= =========     =========== =========

 Income (loss) per
  common share:
    Basic            $   0.20  $   0.13  54% $     0.51  $  (0.02)   F
    Diluted          $   0.20  $   0.13  54% $     0.50  $  (0.02)   F

 Weighted average
  shares
  outstanding:
    Basic             111,498   113,266  -2%    113,071   112,253   1%
    Diluted           115,693   115,564   0%    116,203   112,253   4%

 SUPPLEMENTAL
  INFORMATION
--------------------
 Normalized EPS (2)  $   0.22  $   0.16  38% $     0.67  $   0.36  86%


(1) On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payments" ("SFAS No. 123(R)") under the modified prospective method of adoption. Accordingly, the three and twelve months ended December 31, 2005 exclude stock-based compensation expense calculated under SFAS No. 123(R).

(2) Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments, which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses from investments and charges for stock-based compensation under SFAS No. 123(R). We believe normalized EPS is an important measure of our recurring operations.

See "Supplemental Information" at the end of this release for a reconciliation from GAAP net income (loss) and EPS to Normalized net income and EPS and a discussion of the reconciling items.


BUSINESS SEGMENT DATA
(Dollars in thousands)


                                        Direct      Gross     Contrib.
                             Revenue    Expense  Contribution  Margin
                           ----------- --------- ------------ --------

Three Months Ended
 12/31/06
Research                   $  151,678  $ 64,392  $    87,286       58%
Consulting                     76,173    52,015       24,158       32%
Events                         72,229    31,001       41,228       57%
Other                           3,859       719        3,140       81%
                           ----------- --------- ------------
TOTAL                      $  303,939  $148,127  $   155,812       51%
                           =========== ========= ============

Three Months Ended
 12/31/05
Research                   $  131,015  $ 57,628  $    73,387       56%
Consulting                     85,225    44,115       41,110       48%
Events                         69,136    29,612       39,524       57%
Other                           3,924       307        3,617       92%
                           ----------- --------- ------------
TOTAL                      $  289,300  $131,662  $   157,638       54%
                           =========== ========= ============

Twelve Months Ended
 12/31/06
Research                   $  571,217  $225,696  $   345,521       60%
Consulting                    305,231   184,571      120,660       40%
Events                        169,434    85,745       83,689       49%
Other                          14,439     2,714       11,725       81%
                           ----------- --------- ------------
TOTAL                      $1,060,321  $498,726  $   561,595       53%
                           =========== ========= ============

Twelve Months Ended
 12/31/05
Research                   $  523,033  $213,025  $   310,008       59%
Consulting                    301,074   175,396      125,678       42%
Events                        151,339    75,204       76,135       50%
Other                          13,558     1,374       12,184       90%
                           ----------- --------- ------------
TOTAL                      $  989,004  $464,999  $   524,005       53%
                           =========== ========= ============


                                         Excluding SFAS No. 123(R) (1)
                                                Gross         Contrib.
                                             Contribution      Margin
                                         -------------------- --------

Three Months Ended 12/31/06
Research                                        $     88,696       58%
Consulting                                            24,633       32%
Events                                                41,336       57%
Other                                                  3,140       81%
                                         --------------------
TOTAL                                           $    157,805       52%
                                         ====================

Three Months Ended 12/31/05
Research
Consulting
Events
Other
TOTAL

Twelve Months Ended 12/31/06
Research                                        $    351,482       62%
Consulting                                           122,450       40%
Events                                                84,040       50%
Other                                                 11,725       81%
                                         --------------------
TOTAL                                           $    569,697       54%
                                         ====================

Twelve Months Ended 12/31/05
Research
Consulting
Events
Other
TOTAL


(1) Excludes pre-tax stock compensation expense calculated under SFAS No. 123(R) of approximately $2.0 million and $8.1 million for the three and twelve month periods ended December 31, 2006, respectively, in order for the results to be comparative.

Gartner adopted SFAS No. 123(R) under the modified prospective method of adoption on January 1, 2006. Accordingly, segment data for the three and twelve month periods ended December 31, 2005 excludes stock compensation expense determined in accordance with SFAS No. 123(R) since the Company did not restate prior periods.


SELECTED STATISTICAL DATA


                                     December 31,     December 31,
                                         2006             2005
                                     -------------    -------------
Research contract value              $    640,294 (1) $    592,636 (1)
Research client retention                      81%              81%
Research wallet retention                      96%              93%
Research client organizations               9,470            9,315
Consulting backlog                   $    109,600 (1) $    119,903 (1)
Consulting--quarterly utilization              61%              64%
Consulting billable headcount                 518              525
Consulting--average annualized
 revenue per billable headcount      $    370,000 (1) $    390,000 (1)
Events--number of events for the
 quarter                                       18               18
Events--attendees for the quarter          16,375           14,248

(1) Dollars in thousands.


SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)

Reconciliation - GAAP to Normalized EBITDA (1):

                                                    Three Months Ended
                                                       December 31,
                                                    ------------------
                                                        2006     2005
                                                    --------- --------
Net income                                          $ 22,573  $14,810
Interest expense, net                                  3,891    3,289
Other (income) expense, net                             (265)     398
Loss from investments, net                                 -      502
Tax provision                                         14,873   10,743
                                                    --------- --------
Operating income                                    $ 41,072  $29,742

Depreciation and amortization                          6,316   10,163
Normalizing adjustments:
Other charges (2)                                          -      697
META integration charges (3)                               -    1,337
SFAS No. 123(R) stock compensation expense (4)         4,930        -
                                                    --------- --------
Normalized EBITDA                                   $ 52,318  $41,939
                                                    ========= ========

Reconciliation - GAAP to Normalized Net Income and EPS (1):


                              Three Months Ended December 31,
                     -------------------------------------------------
                              2006                     2005
                     ------------------------ ------------------------
                      After-                   After-
                       Tax                      Tax
                      Income   Shares   EPS    Income   Shares   EPS
                     -------- -------- ------ -------- -------- ------
GAAP Basic EPS       $22,573  111,498  $0.20  $14,810  113,266  $0.13

Share equivalents
 from stock-based
 compensation shares       -    4,195      -        -    2,298      -
                     -------- -------- ------ -------- -------- ------
GAAP Diluted EPS     $22,573  115,693  $0.20  $14,810  115,564  $0.13

Other charges (2)          -        -      -      377        -      -
META integration
 charges (3)               -        -      -      894        -   0.01
SFAS No. 123(R)
 stock compensation
 expense (4)           3,171        -   0.02        -        -      -
Amortization of META
 intangibles (5)         272        -   0.00    2,133        -   0.02
                     -------- -------- ------ -------- -------- ------
Normalized net
 income & EPS (7)    $26,016  115,693  $0.22  $18,214  115,564  $0.16
                     ======== ======== ====== ======== ======== ======


SUPPLEMENTAL INFORMATION
GAAP to Normalized Reconciliations
(in thousands, except per share data)

Reconciliation - GAAP to Normalized EBITDA (1):

                                                   Twelve Months Ended
                                                       December 31,
                                                   -------------------
                                                       2006      2005
                                                   --------- ---------
Net income (loss)                                  $ 58,195  $ (2,437)
Interest expense, net                                16,581    11,072
Other expense, net                                      797     2,929
Loss from investments, net                                -     5,841
Tax provision                                        27,677     7,875
                                                   --------- ---------
Operating income                                   $103,250  $ 25,280

Depreciation and amortization                        34,197    35,728
Normalizing adjustments:
Other charges (2)                                         -    29,177
META integration charges (3)                          1,450    14,956
SFAS No. 123(R) stock compensation expense (4)       16,670         -
                                                   --------- ---------
Normalized EBITDA                                  $155,567  $105,141
                                                   ========= =========

Reconciliation - GAAP to Normalized Net Income and EPS (1):


                             Twelve Months Ended December 31,
                    --------------------------------------------------
                             2006                      2005
                    ------------------------ -------------------------
                     After-                   After-
                      Tax                      Tax
                     Income   Shares   EPS    Income   Shares    EPS
                    -------- -------- ------ -------- -------- -------
GAAP Basic EPS      $58,195  113,071  $0.51  $(2,437) 112,253  $(0.02)
Share equivalents
 from stock-based
 compensation
 shares                   -    3,132      -        -    1,340       -
                    -------- -------- ------ -------- -------- -------
GAAP Diluted EPS    $58,195  116,203  $0.50  $(2,437) 113,593  $(0.02)

Other charges (2)         -        -      -   20,515        -    0.18
META integration
 charges (3)          1,049        -   0.01   10,672        -    0.09
SFAS No. 123(R)
 stock compensation
 expense (4)         10,787        -   0.10        -        -       -
Amortization of
 META intangibles
 (5)                  7,407        -   0.06    7,105        -    0.06
Loss from
 investments (6)          -        -      -    5,377        -    0.05
                    -------- -------- ------ -------- -------- -------
Normalized net
 income & EPS (7)   $77,439  116,203  $0.67  $41,232  113,593  $ 0.36
                    ======== ======== ====== ======== ======== =======


Footnotes

(1) Normalized EBITDA is based on operating income (loss) before interest, taxes, depreciation amortization, and certain normalizing adjustments.

    Normalized net income & EPS is based on net income (loss), excluding normalizing adjustments which includes other charges, non-cash charges, META integration and amortization charges, goodwill impairments, gains and losses on investments, and charges for stock-based compensation under SFAS No. 123(R) (see Footnote
    4 below).

    Normalized EBITDA, as well as normalized net income and EPS, are not measurements of operating performance calculated in accordance with generally accepted accounting principles (GAAP) and should not be considered substitutes for operating income (loss) and net income (loss) in accordance with GAAP. In addition, because these measurements may not be defined consistently by other companies, these measurements may not be comparable to similarly titled measures of other companies.

    However, we believe these indicators are relevant and useful to investors because they provide alternative measures that take into account certain adjustments that are viewed by our management as being non-cash items or charges.

(2) Other charges during 2005 included first quarter pre-tax charges of $10.6 related to a reduction in workforce and $3.7 million primarily for restructuring within the Company's international operations, a second quarter pre-tax charge of $8.2 million, primarily related to a reduction in facilities, a third quarter pre-tax charge of $6.0 related to an option buyback, and a fourth quarter charge of $0.7 million related to a reduction in workforce.

(3) The META integration charges are related to our acquisition of the META Group, Inc. These costs were primarily for severance, and for consulting, accounting, and tax services.

(4) The stock compensation charge represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R),
    "Share-Based Payments" ("SFAS No. 123R"). The Company adopted SFAS No. 123(R) on January 1, 2006, under the modified propective method of adoption.

(5) The amortization of META intangibles represents the non-cash amortization charges related to the other intangible assets recorded as a result of the META acquisition.

(6) The loss on investments relate to impairment losses on investments. These charges are recorded in "Loss from investments, net."

(7) The normalized effective tax rates were 32.6% and 37% for 2006 and 2005, respectively.


    CONTACT: Gartner, Inc.
             Investors:
             Lisa Nadler, 203-316-6537
             Lisa.Nadler@gartner.com